UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2019

ANVIA HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55673	81-3416105
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

100 Challenger Road, Suite 830

Ridgefield Park, NJ 07660

(Address of principal executive offices)

(323) 713-3244

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

On June 12, 2019, pursuant to a Share Sale Agreement (“Agreement”) dated June 7, 2019, Anvia Holdings, Inc. (the “Company”), through its wholly-owned subsidiary, Anvia (Australia) Pty Ltd., acquire 95% of the issued and outstanding shares of Myplanner Professional Services Pty. Ltd. (“Myplanner”), an Australian corporation and 100% of My Managed Portfolio Pty. Ltd. (“MMP”), based in Queensland, Australia. Under the Agreement the Company acquired both Myplanner and MMP for a combined purchase price of USD$3.1 million by following means:

Acquired Companies	Interests acquired	Consideration in Cash ($)	Consideration in Shares ($)	Total consideration ($)
Myplanner	95%	1,554,286	651,963	2,206,249
MMP	100%	624,450	261,934	886,384
	Total	2,178,736	913,897	3,092,633

Background of Myplanner

Myplanner which was established in 2009 and operates an Australian Financial Services Licence to more than 100 licensed financial advisers and accountants.

Myplanner holds an Australian Financial Services Licence (“AFSL”) and essentially provides financial planning licensee services to Financial Planners, Accountants and Mortgage Brokers to enable them to operate legal financial service businesses. Myplanner assists Financial Planners, Accountants and Mortgage Brokers by providing objective based advise to their clients and by providing them with all the tools they need to be a licensed professional advisor.

In 2018 financial year closing 30 June, the company generated AUD $25 Million (approximately USD $18 Million).

This license authorises the licensee to carry on a financial services business to provide financial product advice for the following classes of financial products to both wholesale and retail clients:

●	deposit and payment products;
●	interests in managed investment schemes;
●	dealing in a financial product by applying for, acquiring, varying or disposing of a financial product on behalf of another person; and
●	interests in managed investment schemes.

Background of MMP

MMP is a scalable, cost effective and efficient platform for managing investments for both clients and advisers alike. MMP is a Managed Account Service for direct equities, managed funds, exchange traded funds, term deposits, property and other selected investments on a discretionary basis via a Managed Account Service. The current Funds Under Advice (FUA) within the group is AUD $155 million.

MMP was formed with the objective of assisting clients to achieve objectives through outcome-based portfolios. MMP understand that around 50% of the MyPlanner advisers recommend for their clients’ money to be invested through MMP through a variety of platform and off-platform assets.

MMP generates revenues from the advisers’ clients’ money invested through the MMP platform. MMP utilises the Netwealth investment platform that is designed to work in conjunction with the advice provided by financial planners whom make recommendations based around your statement of advice. Essentially the MMP provides a range of investment options that match to clients specific circumstances, goals, risk profile and preferences.

The platform assets are managed by “Implemented Portfolios” whilst other off- platform assets are directly managed.

Background of MMP (continued)

MMP simply derives revenues at a rate of 0.15% per annum of funds under management (FUM). MMP has seen a continual and steady increase in FUM and resultant fees since inception.

The current Funds Under Management (“FUM”) as at June 2019 is approximately $150 million.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired. Hereinafter

The financial statements required by this Item are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

(b) Pro forma financial information.

The pro forma financial information required by this Item is attached hereto as Exhibit 99.3 and incorporated herein by reference.

(c) Exhibits

Exhibit No.	DESCRIPTION
99.1	Audited financial statements of acquired companies, as of and for the years ended December 31, 2018 and 2017.
99.2	Unaudited financial statements of acquired companies, as of and for the three months ended March 31, 2019 and 2018.
99.3	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANVIA HOLDINGS CORPORATION

Date: September 18, 2019	By:	/s/ Ali Kasa
Ali Kasa
President